Exhibit 10.2
CONFIDENTIALITY AGREEMENT
May __, 2006
Steven G. Mihaylo
P.O. Box 19790
Reno, NV 89511
     In connection with your consideration of a possible acquisition of or business combination with (the “Transaction”) Inter-Tel, Incorporated (the “Company”), we have agreed to provide to each other and our respective Representatives (as defined below) certain non-public information regarding the Company and you. In consideration of, and as a condition to, such information and any other information (whether in oral or written form, electronically stored or otherwise) being furnished to each of us or any of our affiliates, directors, officers, employees, advisors (including, without limitation, financial advisors, financing sources, attorneys and accountants), agents, representatives or “controlling persons” (within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) who are actively and directly participating in the evaluation of the proposed Transaction and the exchange of information (such persons for either you or the Company being herein referred to collectively as “Representatives”) about either of us or about any third party (which information was provided subject to an applicable confidentiality obligation to such third party) in connection with the consideration of a Transaction (such information, along with any such information previously provided, being herein referred to as “Evaluation Material”), each of us agrees as follows:
1.	Each of us and our respective Representatives (i) will use the Evaluation Material solely for the purpose of evaluating a possible Transaction with the Company involving you or your affiliates and (ii) will keep the Evaluation Material strictly confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below, or as otherwise provided in this letter agreement), without the other’s prior written consent, disclose or reveal any information in the Evaluation Material, except that the Evaluation Material (or portions thereof) may be disclosed to those of our respective Representatives (including our respective officers, directors, partners, employees, agents, related investment funds, potential financing sources and advisors) who require access to such information for the purpose of evaluating a possible Transaction with the Company (it being understood that prior to such disclosure each of our Representatives will be informed of the confidential nature of the Evaluation Material and each of our Representatives (other than attorneys and members of the Company’s Board of Directors) shall agree to be bound by this Agreement by signing an undertaking to the effect of Annex A). Each of us agrees to be responsible for any breach of this Agreement by our respective Representatives.

2.	The term “Evaluation Material” does not include any information that (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by the receiving party or its Representatives in breach of this Agreement), (ii) was or becomes available to the receiving party on a non-confidential basis from a person not known by the receiving party after reasonable inquiry to be otherwise bound by a confidentiality agreement with the other party or its Representatives or otherwise prohibited from transmitting the information to the receiving party or (iii) was independently derived by the receiving party without aid, application or use of any of the Evaluation Material. As used in this Agreement, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

3.	In the event that either of us and/or any of our respective Representatives are requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system) or by legal process to disclose any Evaluation Material or any other information concerning the other or a possible Transaction, the party receiving such request or legal process will provide the other party with prompt written notice of such request or requirement in order to enable the other party (i) to seek an appropriate protective order or other remedy with respect thereto, (ii) to consult with the party receiving such request or legal process with respect to taking steps to resist or narrow the scope of such request or legal process or (iii) to waive compliance, in whole or in part, with the terms of this letter agreement. In the event that such protective order or other remedy is not obtained, or the other party waives compliance, in whole or in part, with the terms of this letter agreement, the party receiving such request or legal process and its Representatives shall use their respective reasonable best efforts (A) to disclose only that portion of the Evaluation Material which is legally required to be disclosed and (B) to provide that all Evaluation Material that is so disclosed will be accorded confidential treatment to fullest extent available under applicable laws and regulations. In the event that the party receiving such request or legal process and/or its Representatives shall have complied fully with the provisions of this paragraph, then such party and its Representatives shall have no liability hereunder for the disclosure of that Evaluation Material which they are legally required to disclose.

4.	To the extent that any Evaluation Material may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Evaluation Material provided by a party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this agreement, and under the joint defense doctrine. Nothing in this letter agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

5.	Until the earlier of the consummation by you of a Transaction and one year from the date of this Agreement, each of us agrees not to, directly or indirectly, solicit for purposes of employment, offer to hire, entice away, or offer into any contract with any senior or key employee of the other, or otherwise solicit, induce or otherwise encourage any such person to discontinue, cancel or refrain from entering into any relationship (contractual or otherwise) with the other (other than through: (a) a general advertisement or other general solicitation not targeted to the Company’s employees; or (b) through the unsolicited initiative of such employee) without the other’s prior written consent.

6.	Unless otherwise agreed to by the other party in writing or as provided in Section 4 of the Settlement Agreement (as defined below), all (i) communications regarding any possible Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings, and (iv) discussions or questions regarding procedures, will be submitted or directed to our respective financial advisors, to be named in connection with a possible Transaction.

7.	In addition, each party hereby acknowledges that it is aware, and that it will advise its respective Representatives who receive the Evaluation Material, that the United States securities laws generally prohibit any person who has material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of the Company (and options, warrants and rights relating thereto) from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person including, without limitation any of our respective Representatives, is likely to purchase or sell such securities.

8.	This Agreement does not constitute or create any obligation of either of us to provide any Evaluation Material or other information to the other party, but merely defines the duties and obligations of each of us and our respective Representatives with respect to the Evaluation Material to the extent it may be disclosed or made available. Notwithstanding the foregoing, the Company agrees to provide promptly to you and your Representatives access to the information requested in good faith, in order to facilitate the making of an acquisition proposal by you prior to June 15, 2006 as contemplated by Section 4 of the Settlement Agreement. Each of us understands and acknowledges that neither of us nor any of our respective Representatives is making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided by either of us to the other or the other’s Representatives. Neither of us nor our respective affiliates or Representatives, nor any of our respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to the other or any other person (including, without limitation, any of the other’s Representatives) resulting from the use of the Evaluation Material. Each party agrees that it is not entitled to rely on the accuracy or completeness of the Evaluation Material and only those representations and warranties that may be made by either of us or any of our respective affiliates in a definitive written agreement regarding a Transaction, when, as and if executed and subject to the limitations and restrictions as may be specified therein, shall have any legal effect, and each of us agrees that any determination to engage in a Transaction will be based solely on the terms of such written agreement and on our own respective investigation, analysis and assessment of the other.

9.	Each of us agrees that unless and until a definitive agreement between the Company and you with respect to any Transaction has been executed and delivered, neither party hereto will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of (i) this Agreement or (ii) any written or oral expression with respect to such a Transaction by any of the other party’s directors, officers, employees, agents, advisors or Representatives except, in the case of this letter, for the matters specifically agreed to herein.

10.	You agree that the Company has not granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by the Company or any of its Representatives.

11.	If either party determines that it does not wish to proceed with the Transaction, then such party will promptly advise the other party and its financial advisors in writing of that decision (electronic mail shall suffice). In that case, or in the event that (i) a Transaction is not consummated by you or (ii) at any time the Company or you requests, the other party will promptly (a) return all of the Evaluation Material, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in such party’s possession or in the possession of any of its Representatives or (b) destroy all Evaluation Material in such party’s possession or in the possession of any of its Representatives (such destruction to be certified by such party or its Representatives). Notwithstanding the return or destruction of Evaluation Material, each party will continue to be bound by its obligations of confidentiality and other obligations hereunder.

12.	Both parties acknowledge that remedies at law may be inadequate to protect either party hereto against any actual or threatened breach of this Agreement and, without prejudice to the rights and remedies otherwise available to the non-breaching party, each party agrees to the granting of injunctive relief in the favor of the non-breaching party without proof of irreparable harm or damages.

13.	The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules).

14.	The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and Representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

15.	If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provision hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

16.	This Agreement and the Settlement Agreement among the Company, Summit Growth Management LLC and you dated the date hereof (the “Settlement Agreement”) embody the entire agreement and understanding of the parties hereto, and supersedes any and all prior agreements, arrangements and understandings, relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each part and may be modified or waived only by a separate letter executed by the Company and you expressly so modifying or waiving such Agreement.

17.	For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

18.	All obligations under this Agreement shall terminate except to the extent otherwise provided in this Agreement, the first anniversary of the date of this Agreement.

19.	Notwithstanding any other provision of this Agreement, if the Company is or hereafter becomes bound by a confidentiality or similar agreement with any other person relating to a possible transaction that contains terms that are more favorable to such other person than the terms of this Agreement are to you, then the Company shall promptly notify you of such terms and this Agreement shall be deemed modified to incorporate all such terms.
[signature page follows]

     This Agreement is being delivered to you in duplicate. Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.

Very truly yours,

INTER-TEL, INCORPORATED

By:	/s/ Alexander Cappello

Alexander Cappello,
Chairman of the Board of Directors
Confirmed and Agreed to
this 5th day of May, 2006.

By:	/s/ Steven G. Mihaylo STEVEN G. MIHAYLO

ANNEX A
          [date]
[PARTY]
Ladies and Gentlemen:
          Reference is made to the letter agreement, dated May ___, 2006 (the “Agreement”), between Inter-Tel, Incorporated and Steven G. Mihaylo, a copy of which is attached hereto.
          The undersigned hereby acknowledges and agrees that it may come into possession of “Evaluation Material” (as such term is defined in the Agreement) and, in consideration therefor, the undersigned, in its capacity as a “Representative” (as such term is defined in the Agreement) of [Inter-Tel, Incorporated/Steven G. Mihaylo], agrees to be bound by the Agreement in accordance with its terms as though the undersigned were a party thereto. For the avoidance of doubt, references to “you” or “your” in the Agreement will be deemed to be references to the undersigned.

Very truly yours,

[REPRESENTATIVE]

By:

Name:
Title: